SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

[     ]     Preliminary Information Statement

[ X ]     Definitive Information Statement

[     ]     Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

INTELGENX TECHNOLOGIES CORP.
(Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ X ]     No fee required

[     ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total Fee Paid:

[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Dated Filed:

INTELGENX TECHNOLOGIES CORP.

________________________________

DEFINITIVE INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This Information Statement has been mailed on or about April 20, 2007 to the stockholders of record on April 10, 2007 (the "Record Date") of IntelGenx Technologies Corp., a Delaware corporation (the "Corporation") in connection with certain actions to be taken by the written consent of the majority stockholder of the Corporation, dated April 10, 2007. The actions to be taken pursuant to the written consent shall be taken on or about May 10, 2007, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/	Horst Zerbe
By:	Horst Zerbe
Its:	President

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED APRIL 10, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of the majority stockholder dated April 10, 2007, in lieu of a special meeting of the stockholders. Such action will be taken on or about May 10, 2007:

1.       To Amend the Corporation’s Certificate of Incorporation, as amended, to:

(a)     increase the number of authorized shares of common stock, par value $.00001 per share (the "Common Stock"), of the Corporation from 20,000,000 shares to 100,000,000 shares; and

(b)     authorize the creation of 20,000,000 shares of blank check preferred stock, par value $.00001per share (the "Preferred Stock").

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Corporation’s authorized capitalization consisted of 20,000,000 shares of Common Stock, of which 16,007,489 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Corporation have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by written consent dated April 10, 2007, having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Corporation anticipates that the actions contemplated herein will be effected on or about the close of business on May 10, 2007.

The Corporation has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENT OF THE ARTICLES OF INCORPORATION

On April 10, 2007, the board of directors of the Corporation approved an amendment, subject to shareholder approval, to the Corporation’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000 and to authorize the creation of 20,000,000 shares of "blank check" Preferred Stock. On April 10, 2007, the majority stockholder of the Corporation approved the same resolution as the board of directors. The Corporation currently has authorized capital stock of 20,000,000 common shares and approximately 16,007,489 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares and the authorization of Preferred Shares would provide the Corporation greater flexibility with respect to the Corporation’s capital structure for such purposes as additional equity financing, and stock based acquisitions. The Corporation anticipates that the "blank check" Preferred Stock will be designated into classes as deemed appropriate by the Corporation in the future. Although the Corporation is presently in discussions with potential Investors regarding a future financing, there has been no agreement as to the type, amount or terms of such financing.

CREATION OF BLANK CHECK PREFERRED STOCK

The amendment to the Corporation’s Certificate of Incorporation, as amended, will create 20,000,000 authorized shares of "blank check" Preferred Stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Corporation upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue Preferred Stock from time to time in one or more series.

Subject to the provisions of the Corporation’s Certificate of Incorporation, as amended, and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and constituting of any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the Corporation and its stockholders. The amendment to the Certificate of Incorporation, as amended, would give the board of directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as the board of directors deems to be in the best interests of the Corporation and its stockholders.

The amendment will provide the Corporation with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include the issuance of Preferred Stock for cash as a means of obtaining capital for use by the Corporation, or issuance as part or all of the consideration required to be paid by the Corporation for acquisitions of other businesses or assets.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Corporation by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Corporation. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Corporation by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Corporation by tender offer or other means. Such issuance could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office event if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Corporation to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Corporation, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of 16,007,489 shares of the Corporation’s currently authorized 20,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Corporation, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Corporation’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Corporation more difficult. For example, additional shares could be issued by the Corporation so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Corporation, even if the persons seeking to obtain control of the Corporation offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Corporation’s management could have the effect of making it more difficult to remove the Corporation’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Corporation has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Corporation, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 10, 2007, there were 16,007,489 shares of Common Stock, par value $.00001 outstanding. The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 10, 2007:

-     all directors and

-     each person (including any "group") who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding common stock.

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse).
Title of Class	Name and Address	Amount and Nature	Percent of
	Of Beneficial Owner	of Beneficial Owner	Class
Common Stock	Horst G. Zerbe(1)	4,934,643.5	30.4%
Common Stock	Ingrid Zerbe(2)	4,934,643.5	30.4%
Common Stock	Joel Cohen(3)	1,634,213	10.2%
Common Stock	Bernard Boudreau	75,000	0%
Common Stock	David Coffin-Beach	128,191	0%
Common Stock	Reiza Raymen	128,191	0%
	All directors and officers as a group (6 persons)	12,022,382	71.8%

(1) The Corporation acquired a subsidiary, IntelGenx Corp., in April of 2006 (the "Acquisition"). As part of this Acquisition,Horst Zerbe became President, Chief Executive Officer and Director of the Corporation andacquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the "Exchangeable Shares"). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of the Corporation at Horst Zerbe’s discretion. Prior to exchanging the Exchangeable Shares for shares of the Corporation, Horst Zerbe has the right to vote 4,709,643.5 shares of the Corporation which are currently held in trust on behalf of Horst Zerbe. The 4,709,643.5 shares of the Corporationhave not been registered for resale at this time. Horst Zerbe has sole power to vote 4,934,643.5 shares of the common stock of the Corporation, which include 225,000shares purchasable at an exercise price of $0.41 under options granted November 9, 2006, which are currently exercisable.

(2) As part of the Acquisition, Ingrid Zerbe became Secretary and Director of Finance and Administration of the Corporation and acquired 4,709,643.5 Exchangeable Shares. The 4,709,643.5Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of the Corporation at Ingrid Zerbe’s discretion. Prior to exchanging the Exchangeable Shares of the Corporation, Ingrid Zerbe has the right tovote 4,709,643.5 shares of the Corporation which are currently held in trust on behalf of Ingrid Zerbe. The 4,709,643.5 shares of the Corporation have not been registered for resale at this time. Ingrid Zerbe has sole power to vote 4,934,643.5 shares of the common stock of the Corporation, which include 225,000 shares purchasable at an exercise price of $0.41 under options granted November 9, 2006, which are currently exercisable.

(3) As part of the Acquisition, Joel Cohen became Chief Financial Officer and Director of the Corporation and acquired 1,571,713 Exchangeable Shares. The 1,571,713 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of the Corporationat Joel Cohen’s discretion. Prior to exchanging the Exchangeable Shares for shares of the Corporation, Joel Cohen has the right to vote 1,571,713 shares of the of the Corporationwhich are currently held intrust on behalf of Joel Cohen. The 1,571,713 shares of the Corporation have not been registered for resale at this time. Joel Cohen has sole power to vote 1,634,213 shares of the common stock of the Corporation, which include 62,500 shares purchasable at an exercise price of $0.41 under optionsgranted November 13, 2006, which are currently exercisable.

DISSENTER’S RIGHTS OF APPRAISAL

The Delaware General Corporation law does not provide for dissenter’s rights in connection with the proposed amendment to the Corporation’s Certificate of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Corporation’s Certificate of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are "forward-looking statements". Terms such as "anticipates", "believes", "estimates","expects", "plans", "predicts", "may", "should", "will", the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: our reliance on certain major clients; the successful combinationof revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economicconditions;competition and pricing; dependence on our labor force; reliance on technology; telephone and internet service dependence; the ability, means, and willingness of financial markets to finance our operations; and other operational, financial or legal risks or uncertainties detailed in our SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. The Corporationdisclaims any intentionor obligation to revise any forward-looking statements whether as a result of new expectations, conditions or circumstances, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. The Corporation's SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an exhibit to, this Information Statement. The Corporation has not authorized anyoneelse to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than April 20, 2007, or such earlier date as is expressly set forth herein.

By Order of the Board of Directors,

/s/	Horst Zerbe
By:	Horst Zerbe
Its:	President

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

OF CERTIFICATE OF INCORPORATION

OF

INTELGENX TECHNOLOGIES CORP.
_______________________________

Under Section 242 of the
Delaware General Corporation Law (the "Law")

The undersigned, Horst Zerbe, being the President of INTELGENX TECHNOLOGIES CORP., a Delaware corporation (the "Corporation") does hereby certify:

The name of the Corporation is INTELGENX TECHNOLOGIES CORP.

The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of Delaware on July 27, 1999.

The Certificate of Incorporation of the Corporation is hereby amended to increase the number of authorized shares of common stock from Twenty Million (20,000,000) to One Hundred Million (100,000,000) with a par value of $.00001 per share and to authorize the creation of Twenty Million (20,000,000) shares of blank check preferred stock, par value $.00001 per share (the "Amendment");

To effect such Amendment, paragraph Fourth of the Certificateof Incorporation is hereby amended to read in its entirety as follows:

"Fourth. The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $.00001. The second class of stock shall be "blank check" preferred stock, par value $.00001. The "blank check" preferred stock, or any series thereof, shall have such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board or directorsand may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors pursuant to authority expressly vested in it by the provisions of this Certificate of Incorporation, provided that the matter in which such facts shall operate upon such voting powers, designations, preferences, rights and qualifications, limitations or restrictionsof such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock which is the Corporation is authorized to issue is as follows:

Class	Par Value	Authorized Shares

Common stock	$0.00001	100,000,000
Preferred stock	$0.00001	20,000,000"

The foregoing Amendment of the Certificate of Incorporation was authorized by the unanimous written consent of all the directors of the Corporation and by the majority stockholder entitled to vote thereon, in accordance with Sections 228 and 242 of the Law.

IN WITNESS WHEREOF, the undersigned has subscribed this Certificate and affirmed it as true under penalties of perjury this ___ day of May, 2007.

INTELGENX TECHNOLOGIES CORP.

By:
Horst Zerbe, President